Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2023

FOX REPORTS FIRST QUARTER FISCAL 2024
REVENUES OF $3.21 BILLION
NET INCOME OF $415 MILLION, AND
ADJUSTED EBITDA OF $869 MILLION

NEW YORK, NY, November 2, 2023 – Fox Corporation (Nasdaq: FOXA, FOX; “FOX” or the “Company”) today reported financial results for the three months ended September 30, 2023.

The Company reported total quarterly revenues of $3.21 billion as compared to the $3.19 billion reported in the prior year quarter. Affiliate fee revenues increased 2%, driven by 8% growth at the Television segment. Advertising revenues decreased 2% as the broadcast of the FIFA Women's World Cup ("Women's World Cup") at FOX Sports and continued growth at Tubi were more than offset by comparably lower political advertising revenues at the FOX Television Stations and the impact of elevated supply in the direct response marketplace at FOX News Media. Other revenues increased 2%.

The Company reported quarterly net income of $415 million as compared to the $613 million reported in the prior year quarter. The variance includes the change in fair value of the Company’s investments recognized in Other, net. Net Income attributable to Fox Corporation stockholders was $407 million ($0.82 per share) as compared to the $605 million ($1.10 per share) reported in the prior year quarter. Adjusted net income attributable to Fox Corporation stockholders1 was $537 million ($1.09 per share) as compared to the $670 million ($1.21 per share) reported in the prior year quarter.

Quarterly Adjusted EBITDA2 was $869 million as compared to the $1.09 billion reported in the prior year quarter. Expenses increased in the quarter, primarily due to higher sports programming rights amortization and production costs, including the broadcast of the Women's World Cup and the renewed NFL contract, as well as higher expenses associated with digital investments.

Commenting on the results, Executive Chair and Chief Executive Officer Lachlan Murdoch said:

“Our Fiscal 2024 is off to a solid start against a backdrop of an active news cycle and robust sports schedule. Live content matters and nobody does live better than FOX. In the first quarter, we saw increased engagement at FOX Sports, driven by our broadcast of the FIFA Women's World Cup and the start of college football, and at Tubi, which continues to drive impressive growth in viewing in an increasingly crowded marketplace. Taken as a whole, FOX continues to leverage the strength of its leadership brands while driving meaningful growth across our digital assets.”

1 Excludes net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net and tax provision adjustments. See Note 1 for a description of adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders, which are considered non-GAAP financial measures, and a reconciliation of reported net income and earnings per share attributable to Fox Corporation stockholders to adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders.
2 Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted
EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2023

REVIEW OF OPERATING RESULTS

	Three Months Ended September 30,
	2023	2022
	$ Millions
Revenues by Component:

Affiliate fee	$1,740	$1,711
Advertising	1,200	1,220
Other	267	261
Total revenues	$3,207	$3,192

Segment Revenues:

Cable Network Programming	$1,387	$1,431
Television	1,780	1,714
Other, Corporate and Eliminations	40	47
Total revenues	$3,207	$3,192

Adjusted EBITDA:

Cable Network Programming	$607	$742
Television	351	409
Other, Corporate and Eliminations	(89)	(59)
Adjusted EBITDA[3]	$869	$1,092

Depreciation and amortization:

Cable Network Programming	$18	$17
Television	29	29
Other, Corporate and Eliminations	49	53
Total depreciation and amortization	$96	$99

3 Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2023

CABLE NETWORK PROGRAMMING

	Three Months Ended September 30,
	2023	2022
	$ Millions
Revenues
Affiliate fee	$1,005	$1,029
Advertising	290	316
Other	92	86
Total revenues	1,387	1,431
Operating expenses	(649)	(564)
Selling, general and administrative	(135)	(129)
Amortization of cable distribution investments	4	4
Segment EBITDA	$607	$742

Cable Network Programming reported quarterly segment revenues of $1.39 billion as compared to the $1.43 billion reported in the prior year quarter. Affiliate fee revenues were $1.01 billion as compared to the $1.03 billion reported in the prior year quarter, as contractual price increases were more than offset by the impact of net subscriber declines. Advertising revenues were $290 million as compared to the $316 million reported in the prior year quarter, as the continued impact of elevated supply in the direct response marketplace and lower ratings were partially offset by higher national pricing at FOX News Media and the broadcast of the Women's World Cup at the national sports networks. Other revenues increased $6 million or 7%, primarily due to the timing of sports sublicensing revenues at the national sports networks.

Cable Network Programming reported quarterly segment EBITDA of $607 million as compared to the $742 million reported in the prior year quarter. Expenses increased in the quarter, primarily due to higher sports programming rights amortization and production costs driven by the broadcast of the Women's World Cup.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2023

TELEVISION

	Three Months Ended September 30,
	2023	2022
	$ Millions
Revenues
Advertising	$910	$905
Affiliate fee	735	682
Other	135	127
Total revenues	1,780	1,714
Operating expenses	(1,198)	(1,071)
Selling, general and administrative	(231)	(234)
Segment EBITDA	$351	$409

Television reported quarterly segment revenues of $1.78 billion, an increase of $66 million or 4% from the amount reported in the prior year quarter. Advertising revenues increased $5 million or 1%, as the broadcast of the Women's World Cup at FOX Sports and continued growth at Tubi were partially offset by lower political advertising revenues at the FOX Television Stations and lower ratings at the FOX Network. Affiliate fee revenues increased $53 million or 8%, led by higher rates at both the Company's owned and operated stations and third-party FOX affiliates. Other revenues increased $8 million or 6%, primarily due to the timing of participation revenues at the entertainment production companies.

Television reported quarterly segment EBITDA of $351 million, as compared to the $409 million reported in the prior year quarter. Expenses increased in the quarter, primarily due to higher sports programming rights amortization and production costs, including the broadcast of the Women's World Cup and the renewed NFL contract, as well as higher expenses associated with digital investments.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2023

SHARE REPURCHASE PROGRAM

As of September 30, 2023, the Company has repurchased approximately $3.9 billion of its Class A common stock and approximately $1 billion of its Class B common stock, with a remaining authorization of up to $2.1 billion.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

To access a copy of this press release through the Internet, access Fox Corporation’s corporate website located at http://www.foxcorporation.com.
CONTACTS

Gabrielle Brown, Investor Relations	Brian Nick, Press Inquiries
212-852-7720	310-369-3545

Dan Carey, Investor Relations	Lauren Townsend, Press Inquiries
212-852-7955	310-369-2729

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2023

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,
	2023	2022
	$ Millions, except per share amounts

Revenues	$3,207	$3,192

Operating expenses	(1,862)	(1,656)
Selling, general and administrative	(480)	(448)
Depreciation and amortization	(96)	(99)
Interest expense, net	(42)	(68)
Other, net[4]	(166)	(76)
Income before income tax expense	561	845
Income tax expense	(146)	(232)
Net income	415	613
Less: Net income attributable to noncontrolling interests	(8)	(8)
Net income attributable to Fox Corporation stockholders	$407	$605

Weighted average shares:	494	552

Net income attributable to Fox Corporation stockholders per share:	$0.82	$1.10

4 Other, net presented above includes Equity earnings (losses) of affiliates.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2023

CONSOLIDATED BALANCE SHEETS

	September 30, 2023	June 30, 2023
	$ Millions
Assets:
Current assets:
Cash and cash equivalents	$3,829	$4,272
Receivables, net	2,420	2,177
Inventories, net	751	543
Other	239	265
Total current assets	7,239	7,257

Non-current assets:
Property, plant and equipment, net	1,683	1,708
Intangible assets, net	3,072	3,084
Goodwill	3,557	3,559
Deferred tax assets	3,042	3,090
Other non-current assets	3,056	3,168
Total assets	$21,649	$21,866

Liabilities and Equity:
Current Liabilities:
Borrowings	$1,250	$1,249
Accounts payable, accrued expenses and other current liabilities	2,339	2,514
Total current liabilities	3,589	3,763

Non-current liabilities:
Borrowings	5,962	5,961
Other liabilities	1,419	1,484
Redeemable noncontrolling interests	228	213
Commitments and contingencies

Equity:
Class A common stock, $0.01 par value	3	3
Class B common stock, $0.01 par value	2	2
Additional paid-in capital	7,991	8,253
Retained earnings	2,539	2,269
Accumulated other comprehensive loss	(151)	(149)
Total Fox Corporation stockholders' equity	10,384	10,378
Noncontrolling interests	67	67
Total equity	10,451	10,445
Total liabilities and equity	$21,649	$21,866

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2023

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,
	2023	2022
	$ Millions
Operating Activities:
Net income	$415	$613
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	96	99
Amortization of cable distribution investments	4	4
Equity-based compensation	24	7
Other, net	166	76
Deferred income taxes	47	104
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables and other assets	(284)	(260)
Inventories net of programming payable	(253)	(333)
Accounts payable and accrued expenses	(187)	(127)
Other changes, net	(27)	87
Net cash provided by operating activities	1	270

Investing Activities:
Property, plant and equipment	(71)	(74)
Purchase of investments	—	(31)
Other investing activities, net	13	(13)
Net cash used in investing activities	(58)	(118)

Financing Activities:
Repurchase of shares	(250)	(250)
Dividends paid and distributions	(135)	(147)
Sale of subsidiary noncontrolling interest	—	25
Other financing activities, net	(1)	(30)
Net cash used in financing activities	(386)	(402)

Net decrease in cash and cash equivalents	(443)	(250)
Cash and cash equivalents, beginning of year	4,272	5,200
Cash and cash equivalents, end of period	$3,829	$4,950

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2023

NOTE 1 – ADJUSTED NET INCOME AND ADJUSTED EPS

The Company uses net income and earnings per share (“EPS”) attributable to Fox Corporation stockholders excluding net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net, and tax provision adjustments (“Adjusted Net Income” and “Adjusted EPS” respectively) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted Net Income and Adjusted EPS are not measures of performance under GAAP and should be considered in addition to, and not as substitutes for, net income attributable to Fox Corporation stockholders and EPS as reported in accordance with GAAP. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to management, investors and equity analysts to assist in their analysis of the Company’s performance relative to prior periods and the Company’s competitors.

The following table reconciles net income and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the three months ended September 30, 2023 and 2022:

	Three Months Ended
	September 30, 2023		September 30, 2022
	Income	EPS	Income	EPS
	$ Millions, except per share data
Net income	$415		$613
Less: Net income attributable to noncontrolling interests	(8)		(8)
Net income attributable to Fox Corporation stockholders	$407	$0.82	$605	$1.10

Other, net[5]	167	0.34	77	0.14

Tax provision	(37)	(0.07)	(12)	(0.02)

Rounding	—	—	—	(0.01)

As adjusted	$537	$1.09	$670	$1.21

5 Other, net presented above excludes Equity earnings (losses) of affiliates.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2023

NOTE 2 – ADJUSTED EBITDA

Adjusted EBITDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Adjusted EBITDA does not include: Amortization of cable distribution investments, Depreciation and amortization, Impairment and restructuring charges, Interest expense, net, Other, net and Income tax expense.

Management believes that information about Adjusted EBITDA assists all users of the Company’s Unaudited Consolidated Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insight into both operations and the other factors that affect reported results. Adjusted EBITDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Adjusted EBITDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences).

Adjusted EBITDA is considered a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles net income to Adjusted EBITDA for the three months ended September 30, 2023 and 2022:

	Three Months Ended September 30,
	2023	2022
	$ Millions
Net Income	$415	$613
Add:
Amortization of cable distribution investments	4	4
Depreciation and amortization	96	99
Interest expense, net	42	68
Other, net[6]	166	76
Income tax expense	146	232
Adjusted EBITDA	$869	$1,092
6 Other, net presented above includes Equity earnings (losses) of affiliates.